Exhibit 99.1

Scientific Games Intends to Redeem All of its Outstanding 9.25% Senior Subordinated Notes Due 2019

NEW YORK, June 4, 2014 — Scientific Games Corporation (Nasdaq: SGMS) (“Scientific Games” or the “Company”) announced today that its wholly owned subsidiary, Scientific Games International, Inc. (“SGI”), intends to redeem all of its outstanding 9.25% Senior Subordinated Notes due 2019 (CUSIP No. 80874YAG5) (the “Notes”) on Friday, July 4, 2014 (the “Redemption Date”).  The redemption price is equal to 104.625% of the principal amount of the Notes, plus accrued and unpaid interest to the Redemption Date.  The Notes are expected to be settled in cash on Monday, July 7, 2014 in accordance with the terms of the indenture governing the Notes (the “Indenture”).  A notice of redemption containing information required by the terms of the Indenture is being distributed by Deutsche Bank Trust Company Americas, the trustee under the Indenture.

The Company also announced that SGI received tenders and corresponding consents from the holders of $140,602,000, or approximately 40.2%, in aggregate principal amount of its outstanding Notes by the expiration of the early tender deadline, June 3, 2014, at 5:00 p.m. New York City time (the “Early Tender Deadline”), pursuant to its previously announced tender offer and consent solicitation.

SGI purchased the tendered Notes at a price of $1,021.25 (the “Tender Offer Consideration”) for each $1,000 principal amount of Notes validly tendered and not withdrawn.  Holders who tendered their Notes and delivered consents before the Early Tender Deadline also received an early tender amount of $30.00 (the “Early Tender Amount”) for each $1,000 principal amount of Notes validly tendered and not withdrawn, in addition to the Tender Offer Consideration.  Notes tendered before the Early Tender Deadline may not be withdrawn after the Early Tender Deadline.

BofA Merrill Lynch is acting as the dealer manager and solicitation agent for the tender offer. Persons with questions regarding the tender offer may contact BofA Merrill Lynch toll-free at (888) 292-0070 or collect at (980) 388-3646. Global Bondholder Services Corporation is acting as information agent and depositary.  Any questions regarding procedures for tendering the Notes or requests for additional copies of the Offer to Purchase and the related Letter of Transmittal, which describe the tender offer and consent solicitation in greater detail and are available free of charge, may contact Global Bondholder Services Corporation toll free at (866) 470-3800 or collect at (212) 430-3774.

None of the Company, its board of directors (or any committee thereof), SGI, the dealer manager or the information agent is making any recommendation to holders of Notes as to whether or not they should tender any Notes pursuant to the tender offer and consent solicitation.

This press release is for informational purposes only and shall not constitute an offer to purchase or a solicitation for acceptance of the tender offer and consent solicitation described above.  The tender offer and consent solicitation is being made only pursuant to the Offer to Purchase dated May 20, 2014 and the related Letter of Transmittal.  Holders of Notes should read the Offer to Purchase and the related Letter of Transmittal because they contain important information.

Company Contacts

Investor Relations:

Bill Pfund  (847) 785-3167

Media Relations:

Mollie Cole  (773) 961-1194

Forward-Looking Statements

In this press release, Scientific Games makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate,” “should,” “could,” “potential,”

“opportunity,” or similar terminology. These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of timing, future results or performance.  Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, including, among other things: competition; U.S. and international economic and industry conditions; including declines or slow growth of lottery retail sales or gross gaming revenues and reductions in or constraints on capital spending by gaming or lottery operators; slow growth of new gaming jurisdictions; slow addition of casinos in existing jurisdictions; declines in the replacement cycle of gaming machines; ownership changes and consolidation in the casino industry; opposition to legalized gaming or the expansion thereof; ability to adapt to, and offer products that keep pace with, evolving technology; ability to develop successful gaming concepts and content; laws and government regulation, including those relating to gaming licenses and environmental laws; inability to identify and capitalize on trends and changes in the lottery and gaming industries, including the expansion of interactive gaming; dependence upon key providers in our social gaming business; retention and renewal of existing contracts and entry into new or revised contracts; level of our indebtedness; availability and adequacy of cash flows to satisfy obligations or future needs; restrictions and covenants in our debt agreements; protection of our intellectual property; ability to license third party intellectual property; intellectual property rights of others; security and integrity of our software and systems; reliance on or failures in our information technology systems; natural events that disrupt our operations or those of our customers, suppliers or regulators; inability to benefit from, and risks associated with, strategic equity investments and relationships; inability of our joint venture to meet the net income targets or otherwise to realize the anticipated benefits under its private management agreement with the Illinois lottery; inability of our joint venture to meet the net income targets or other requirements under its agreement to provide marketing and sales services to the New Jersey lottery or otherwise to realize the anticipated benefits under such agreement (including as a result of a protest); failure to realize the anticipated benefits related to the award to our consortium of an instant lottery game concession in Greece; failure to achieve the intended benefits of the WMS acquisition, including due to the inability to realize synergies in the anticipated amounts or within the contemplated time-frames or cost expectations, or at all; inability to complete and integrate future acquisitions; restructuring costs; revenue recognition standards; impairment charges; fluctuations in our results due to seasonality and other factors; dependence on suppliers and manufacturers; risks relating to foreign operations, including fluctuations in foreign currency exchange rates and restrictions on the import of our products; dependence on our employees; litigation and other liabilities relating to our business, including litigation and liabilities relating to our contracts and licenses, our products and systems, our employees, intellectual property and our strategic relationships; influence of certain stockholders; and stock price volatility. Additional information regarding risks and uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in Scientific Games’ filings with the Securities and Exchange Commission (“SEC”) (including our Annual Report on Form 10-K filed with the SEC on March 17, 2014 and in our subsequent periodic reports), including under the heading “Risk Factors” in Scientific Games’ periodic reports.  Forward-looking statements speak only as of the date they are made and, except for Scientific Games’ ongoing obligations under the U.S. federal securities laws, Scientific Games undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

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